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                                Exhibit 10.19


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                               M E M O R A N D U M

TO:       Rod Jenks                     CC:  Dave Wong

FROM:     John Lee

DATE:     January 31, 1996

SUBJ:     TRANSITION EMPLOYMENT AGREEMENT

The following confirms the terms of the transition employment arrangements that you and I agreed to around November 10, 1995. On November 20, 1995, I briefed John Cheesmond and Peter Langerman and they are in general agreement with these terms.

1. The Company has a need for your services for a period through the closing of the Ciba Composites acquisition and the hiring of a new general counsel.
2. In order to provide a smooth transition, you have agreed to continue as an employee of Hexcel until March 31, 1996 or such earlier date as the Company may elect.
3. You will remain in your current position as Vice President - Legal, General Counsel and Secretary reporting to John Lee.
4. In consideration for your past and continuing service, you will receive a compensation package consisting of:
     4.1 your current salary level of $180,000 per year prorated and payable in the normal course, plus normal benefits;
     4.2 bonus of $100,000 payable no later than 5 business days after the earlier of the date of termination or March 31, 1996; Such bonus is in lieu of any 1995 or 1996 bonus that may be otherwise payable.
     4.3 guaranteed vesting of the second third of the 1995 option grant; Thus, of the 39,000 stock options granted to you in 1995, you will be vested in and be able to exercise 26,000 stock options (2/3 of 39,000). We will extend the exercise period to January 10, 1997.
5. Upon termination of employment, you will execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable and proper to effectuate the terms hereof, including without limitation, in consideration and as a

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     condition to the receipt of the transition compensation, a release of the
     Company in the form it then uses pursuant to its severance policy (except to the extent it is inconsistent with this Agreement). The Company also agrees to indemnify you for acts as an employee and officer to the fullest extent of Delaware law.

Please sign below to indicate your agreement with the terms of the transition employment arrangements.

Signed:


/s/ RODNEY P. JENKS, JR.                /s/ JOHN J. LEE
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Rodney P. Jenks, Jr.                    John J. Lee
                                        CEO, Hexcel Corporation



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